SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





                         Date of Report: August 8, 2002





                      BRITTON & KOONTZ CAPITAL CORPORATION
               (Exact name of issuer as specified in its charter)





                                                                64-0665423
         Mississippi                    0-22606               (IRS Employer
  (State of Incorporation)       Commission File Number     Identification No.)





                   500 Main Street, Natchez, Mississippi 39120
                    (Address of principal executive offices)





                            Telephone: (601) 445-5576

                      BRITTON & KOONTZ CAPITAL CORPORATION
                                 AND SUBSIDIARY


                                      INDEX









Item 5.  Other Events.

                  The contents of Exhibit 20 to this Form 8-K are hereby incorporated herein by this reference.


Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  20       Other Documents or Statements to Security Holders.

                                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                          BRITTON & KOONTZ CAPITAL CORPORATION




August 15, 2002                           /s/ W Page Ogden
                                          _____________________________________
                                          President and Chief Executive Officer

                                 Exhibits Index






Exhibit
Number          Item



20              Other Documents or Statements to Security Holders


                  Press Release Dated August 8, 2002

500 Main Street                    601-445-5576
P O Box 1407                       601-445-2488  Fax
Natchez, MS  39121                 http://www.bkbank.com, corporate@bkbank.com



FOR IMMEDIATE RELEASE:             FOR MORE INFORMATION:
---------------------              ---------------------
August 8, 2002                     W. Page Ogden, President & CEO
(Nasdaq - BKBK)                    Bazile R. Lanneau, Jr., Vice President & CFO


          BRITTON & KOONTZ CAPITAL REPORTS 2002 SECOND QUARTER EARNINGS

     Natchez, Miss., August 8, 2002 - Britton & Koontz Capital Corporation ("B&K Capital" or "the Company") today reported second quarter net income of $159 thousand or $.08 per diluted share. This net income and earnings per share performance represents a significant decrease from the $981 thousand or $.46 per diluted share earned for the second quarter of 2001.

     Second quarter 2002 net income includes pre-tax charges of $134 thousand in valuation write down of other real estate owned acquired in the December, 2000 acquisition of Louisiana Bank and Trust in Baton Rouge, Louisiana, and a $539 thousand charge-off of debt and receivables from Sumx Inc. The Company holds a 37% preferred equity interest in Sumx, an Internet banking solutions provider since 1996. The decrease in second quarter earnings, compared to second quarter of 2001, is also attributable to increased pre-tax non-interest expense for salaries and benefits of $315 thousand and marketing and public relations of $62 thousand as the Company prepares for expansion in the Vicksburg, Mississippi and Baton Rouge, Louisiana markets. Second quarter 2002 net income, adjusted for these differences, on a tax-effected basis, would have been approximately $817 thousand.

     Second quarter 2001 net income included a $129 thousand gain on the sale of securities and $135 thousand accrual of management fees from Sumx Inc. for services rendered from January, 2000 to June, 2001. Second quarter 2001 net income, adjusted for these differences, on a tax-effected basis, would have been approximately $846 thousand.

     On July 31, 2002, Sumx Inc., a 37% owned subsidiary of the Company, filed suit for a Declaratory Judgment against Diebold Incorporated ("Diebold") to terminate the License and Strategic Alliance Agreement entered into as of May 7, 2001, between Sumx and Diebold. Under that agreement, Diebold has the right to market, sublicense, install and support Sumx' Internet banking solution, SumxNet, to financial institutions. For 24 months, Diebold's rights are exclusive among third party vendors. In the suit, Sumx alleges that Diebold failed to use reasonable commercial efforts to market, advertise and sublicense SumxNet. Sumx retains the right to market its products directly. Pending the outcome of litigation and related negotiations, Sumx intends to continue support for Diebold under the agreement and to seek additional sources of capital and funding which may include outright sale of the company.

                                     (more)

     Management expects that future earnings will continue to be reduced by personnel, marketing, training and facilities costs attributable to upcoming expansions in the Vicksburg, Mississippi and Baton Rouge, Louisiana markets over the next couple of years. Current plans include two additional locations (total of three) in Vicksburg and a main office relocation and branch improvements in Baton Rouge. Loan demand continues to be strong in both markets and an emphasis will be placed on increasing core deposits in these markets as well as Natchez, Mississippi.

     Net interest income increased by $155 thousand from the second quarter of 2001 to second quarter of 2002 despite a narrowing of net interest margin from 4.73% to 4.55%. The interest rate spread increased by 23 basis points from 3.90% to 4.03% due to a combination of a lower interest rate environment and a more than $10 million shift in loan portfolio mix from 1-4 family, fixed rate mortgage loans to commercial real estate loans.

     Net income and diluted earnings per share for the six months ended June 30, 2002, were $917 thousand and $.43 per share compared to $1.6 million and $.76 per share for the same period in 2001. The ratio of equity to assets was 9.80% and 10.04% at June 30 of 2002 and 2001, respectively.

About Britton & Koontz

     Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates four full service offices in Natchez, one in Vicksburg and three in Baton Rouge, Louisiana. As of June 30, 2002, the Company reported assets of $296 million and equity of $29 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at June 30, 2002, were 2,109,055.

Forward Looking Statements

     This news release contains statements regarding the projected performance of Britton & Koontz Capital and its subsidiaries. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.










                     Britton and Koontz Capital Corporation
                              Financial Highlights
             (Unaudited-Amounts in thousands, except per share data)


                                                             For the Three Months                    For the Six Months
                                                                Ended June 30,                         Ended June 30,
                                                     -------------------------------------  ------------------------------------

                                                           2002                2001                2002               2001
                                                     -------------------------------------  ------------------------------------

Interest income                                                $ 4,980             $ 5,395           $ 10,077           $ 10,804
Interest expense                                                (1,815)             (2,386)            (3,784)            (4,968)
                                                     -----------------  ------------------  -----------------  -----------------
Net interest income                                              3,165               3,009              6,293              5,836
Provision for loan losses                                         (193)               (120)              (328)              (285)
                                                     -----------------  ------------------  -----------------  -----------------
Net interest income after
 provision for loan losses                                       2,972               2,889              5,965              5,551
Non-interest income                                                444                 605                905              1,084
Non-interest expense                                            (3,233)             (2,092)            (5,674)            (4,311)
                                                     -----------------  ------------------  -----------------  -----------------
Income before income taxes                                         183               1,402              1,196              2,324
Income taxes                                                       (24)               (421)              (279)              (715)
                                                     -----------------  ------------------  -----------------  -----------------
Net income                                                       $ 159               $ 981              $ 917            $ 1,609
                                                     =================  ==================  =================  =================

Return on Average Assets                                         0.21%               1.44%              0.62%              1.19%
Return on Average Equity                                         2.19%              14.37%              6.33%             11.93%

Diluted:
Net income per share                                            $ 0.08              $ 0.46             $ 0.43             $ 0.76
                                                     =================  ==================  =================  =================
Weighted average shares outstanding                          2,113,799           2,110,935          2,112,136          2,111,190
                                                     =================  ==================  =================  =================



                                                         June 30,          December 31,          June 30,
                                                           2002                2001                2001
                                                     -----------------  ------------------  -----------------


Total assets                                                 $ 296,339           $ 298,856          $ 271,208
Cash and due from banks                                          8,342              15,609              8,730
Investment securities                                           95,125              86,356             66,409
Net loans                                                      178,321             183,019            182,589
Deposits-interest bearing                                      181,845             184,514            176,589
Deposits-non interest bearing                                   32,513              33,166             34,587
Total Deposits                                                 214,358             217,680            211,176
Short term borrowed funds                                       19,425               7,098              7,105
Long-term debt                                                  31,242              43,000             23,000
Stockholders' equity                                            29,123              28,291             27,227
Book value (per share)                                         $ 13.81             $ 13.41            $ 12.91
Total shares outstanding                                     2,109,055           2,109,055          2,109,055


